UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2006
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation; Bylaws.
Effective as of July 5, 2006, Calumet GP, LLC (the “General Partner”) amended the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Calumet Specialty Products Partners, L.P. (the “Partnership”) by executing Amendment No. 1 thereto, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Section 6.2(b)(iii) of the Partnership Agreement was amended in connection with the Partnership’s issuance of 3,300,000 additional common units representing limited partner interests in the Partnership (“Common Units”) to provide the General Partner with the flexibility to make certain tax elections with respect to goodwill for future issuances the same way that the General Partner was able to do so in connection with the Partnership’s initial public offering of Common Units. Prior to the amendment, it was unclear whether the General Partner had this flexibility under section 6.2(b)(iii) with respect to future offerings after the initial public offering. Thus, the Partnership Agreement was amended to clarify section 6.2(b)(iii).
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners L.P., dated effective as of July 5, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC, its General Partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

July 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners L.P., dated effective as of July 5, 2006.